SETTLEMENT AGREEMENT

     AGREEMENT, dated as of this 3rd day of April, 1996, by and between Phonetime, Inc., New York Corporation with its principal place of business located at 30-60 Whitestone Expressway, Flushing, NY 11354, ("PTI") Samer Tawfik and Thomas J. Hickey and The Interactive Telephone Company, a Delaware Corporation with its principal place of business located at 25 Main Street, Hackensack, NJ 07601 ("Interactive") and Joseph Pannullo, (collectively the "Parties Hereto").

     WHEREAS, the Parties Hereto desire to settle the various claims asserted against each other in the context of the ongoing action pending in Supreme Court, Queens County, entitled The Interactive Telephone Company v. Phonetime, Inc., and the discontinued action commenced in Supreme Court, Nassau County, entitled: "Phonetime, Inc., v. The Interactive Telephone Company, et al", as well as the claims each party may have against the other but not asserted in those proceedings.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, Interactive and PTI hereby agree as follows:

1. MUTUAL RELEASES BETWEEN THE PARTIES HERETO: Interactive and Joseph Pannullo shall release PTI, Samer Tawfik and Thomas J. Hickey and PTI, Samer Tawfik and Thomas J. Hickey shall release Interactive and Joseph Pannullo from any and all liability arising out of, or in connection with, their business relationship or any prior course of dealing, except those binding obligations stated in this Agreement, as more fully defined in the Indemnification Agreement (Schedule A) and the Mutual Release (Schedule B), both of which are attached hereto and hereby made a part hereof.

2.     OFFSET OF CERTAIN OBLIGATIONS BETWEEN THE PARTIES HERETO:

A. Interactive agrees to relinquish its rights or claims to: (i) a one-third equity interest in PTI; (ii) any profits, drawings or other income which Interactive may be entitled to; (iii) service fees of Interactive provided to PTI; (iv) the security deposits which Interactive transferred over to PTI, including: (a) Merit Tel; (b) Intellico, Inc./InterExchange, Inc.; (c) Cherry; and (v) any other rights or claims Interactive may have, and

B. PTI, Samer Tawfik and Thomas J. Hickey agree to: (i) relinquish any rights they may have for any and all sums of money or other consideration conveyed to Interactive, directly or indirectly; (ii) indemnify Interactive and Joseph Pannullo from certain Third Party Vendors claims, as set forth and as that term is defined below: (iii) deliver, concurrent herewith, the sum of thirty-one thousand two-hundred dollars ($31,200.00) dollars, in unendorsed certified funds, payable directly to the order of Interactive; and (iv) deliver an option to acquire five (5 percent) percent of all of the greater of the current or then issued and outstanding shares of each class of stock of

PTI, as more fully defined in the Option Agreement (Schedule C), attached hereto and hereby made a part hereof.

3.     [INTENTIONALLY OMITTED]

4. CHEMICAL BANK ACCOUNTS OF PTI: PTI to deliver proof, reasonably satisfactory to Joseph Pannullo, that all such bank accounts have been duly closed or that Joseph Pannullo has been removed as a signatory, with not outstanding obligations. This provision shall survive closing.

5. PTI OBLIGATIONS REGARDING THIRD PARTY VENDORS: PTI shall pay any indebtedness or obtain or deliver general releases or indemnifications and hold harmless protections, as the case may be, with respect to the following Third Party Vendors, namely: the International Telecommunications Corporation ("Intelco"); Metropolitan Fiber Systems ("MFS"); Intellicom, Inc.; InterExchange, Inc. ("InterExchange"); Merit Tel, Inc. ("Merit Tel") and LCI International ("LCI"), (collectively the "Third Party Vendors") and provide Interactive and Joseph Pannullo, with the exception of MFS, with the general unconditional releases and indemnifications and hold harmless protections as more fully defined in the Indemnification Agreement:

     (i) Intelco: PTI shall deliver, at closing, an unconditional release of ITC and Joseph Pannullo from Intelco, relating to any and all obligations or claims whatsoever arising out of: (a) PTI billing codes; (b) Dedicated "800" numbers of PTI used at Intelco; and (c) PTI phone traffic, installation, recurring, service or related charges arising at any time, out of or accruing during the period commencing July 10, 1995;

     (ii) MFS: PTI shall deliver at closing the sum of eleven thousand two-hundred dollars ($11,200.00) dollars, in unendorsed certified funds, payable directly to the order of ITC (as part of, not in addition to, the remuneration described in Section 2 B, hereof);

     (iii) InterExchange: PTI shall deliver at closing, the Indemnification Agreement, which shall specifically reference the InterExchange Agreement, originally executed by Intellicom and assigned by Intellicom to Interexchange (attached hereto as Exhibit I);

     (iv) Merit Tel: PTI shall deliver at closing, the Indemnification Agreement, which shall specifically reference the Merit Tel Agreement (attached hereto as Exhibit II); and

     (v) LCI: PTI shall deliver at closing: (i) the Indemnification Agreement, which shall specifically reference LCI; and (ii) the sum of fifty thousand dollars ($50,000.00) dollars, in unendorsed certified funds, payable directly to the order of Schupbach Williams and Pavone, LLP, as Escrowee (the "Escrowed Funds"), to be held in accordance with the Escrow Agreement (Schedule D), which is attached hereto and made a part hereof. The Parties hereto shall negotiate together in good faith on an expedited basis with the principals or representatives of LCI regarding fully satisfying the outstanding indebtedness (or a reduced amount acceptable to LCI), of ITC to LCI which, it is agreed, arose out of , or accrued during ITC's dealings on behalf of PTI during the period September 1995 through and including November,

1995, by way of the use of four (4) "800" numbers and four (4) "T1s". the Escrowed Funds shall be disbursed by Escrowee as more fully defined in the Escrow Agreement (Schedule D), attached hereto and hereby made a part hereof. To the best of the parties' knowledge, LCI has claimed $319,000 as due or owing.

6. CONFIDENTIALITY: All information contained herein and in the Related Agreements, including but not limited to settlement terms, details of contracts and other business affairs of the Parties Hereto, are and shall be treated as confidential, unless required to be disclosed by applicable statute, law or regulation. The parties Hereto agree for themselves and on behalf of its directors, officers, employees and agents to whom such information and materials are disclosed, that they shall keep such information and materials confidential and retain them in the strictest confidence after the term of this Agreement. The Parties Here to acknowledge and agree that such unauthorized disclosure or other breach of this Section will cause irreparable injury to the other parties hereto and that money damages will not provide adequate remedy. Accordingly, the Parties Hereto shall be entitled to recover from the breaching party, its costs, expenses and attorneys' fees incurred in enforcing its rights hereunder. Because the parties agree that breach of the provisions of this Section shall cause irreparable injury, for which money damages shall be neither adequate or ascertainable, the non-breaching party shall therefore be entitled to injunctive relief any such breaches. The provisions of this Section shall survive the termination or expiration of this Agreement and shall be deemed a separate and independent agreement in consideration of, and fully vested upon, the Parties Hereto making available to each other confidential information that is subject to these provisions. Notwithstanding the foregoing the Parties Hereto may disclose the terms of the Option Agreement which right shall in no way effect or diminish the parties obligations as set forth in this Section 6.

7. FURTHER ASSURANCES: In the event any further documentation or cooperation is required by the Parties Hereto to effectuate any of the conditions or agreements enumerated herein, including, but not limited to amendments, corrections, deletions, additions or modifications, the Parties Hereto hereby agree to execute such documentation, to preserve and protect the other parties rights. In the event either Party Hereto is required to furnish such necessary documentation and the other party fails to do so within seven
(7) days of receipt of written demand, then such failure shall be an event of default hereunder. PTI represents that since its date of incorporation, there have been no sales, transfers, or exchanges of assets, other than in the ordinary course of business and for good and fair consideration.

8.     INDEMNIFICATION AND PRIORITY OF PAYMENT:

A. PTI acknowledges that Interactive had entered into certain contractual relationships on behalf of PTI, with the Third Party Vendors. As further security to Interactive for PTIs obligations to indemnify and hold harmless Interactive and/or Joseph Pannullo, PTI hereby grants and assigns to Interactive the right to receive all funds received by PTI, including any and all cash in hand, cash deposits, accounts receivable, bank deposits, income, now or hereafter acquired, all of which shall be collectively known as

"Receivables", to be first applied by Interactive to satisfy any and all indebtedness or open accounts incurred by Interactive on behalf of PTI. Accordingly, and in the event of a breach of this Agreement or any of the Schedules hereto (the "Related Agreements"), then within Forty-Eight (48) hours of receipt of any such Receivables, by PTI, PTI shall forward such sums to Interactive for use by Interactive in satisfying and paying down the indebtedness and/or open accounts incurred on behalf of PTI. In such event, Interactive will endeavor to provide PTI with statements on a weekly, but in no event less frequently than monthly basis, evidencing the amounts paid and to whom and setting forth the amounts remaining outstanding. In any action to enforce PTIs obligations under this Agreement, the Parties Hereto waive their rights to a jury trial and PTI waives any right to bring a counter-claim or set-off in any such proceeding. This Assignment shall terminate upon the satisfaction of PTI's obligations hereunder, or sooner, with regard to MeritTel only, provided PTI deposits the sum of $20,000.00 with _________, under terms substantially similar to those contained in Schedule D hereto. Such satisfaction shall be in a form reasonably satisfactory to ITC.

9. DISCONTINUANCE OF ACTION: Interactive shall, by its attorney, prepare and file a Stipulation of Discontinuance, without prejudice, of the action it commenced namely: "The Interactive Telephone Company v. Phonetime, Inc." Supreme Court, Queens County, Index Number: 96-3875.

10. DEFAULT: The failure of any of the Parties Hereto to act in accordance, or comply with any of the obligations herein enumerated shall constitute a material default and shall render this agreement null and void.

11. CONSENT TO THIS AGREEMENT: The Parties hereto consent to this Agreement only to avoid further expense, inconvenience and litigation.
Nothing contained herein is intended, nor shall it be construed in any manner, as an admission by any of the Parties hereto of any violation of law, or liability or lack of merit to their respective claims or defenses.

12. LEGAL REPRESENTATIVES, SUCCESSORS, ETC.: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal representatives, executor, successors and assigns.

13. ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties and supersedes and merges all prior and contemporaneous agreements and discussions between the parties. Any and all representations or agreements by any agent or representative of either party not contained in this Agreement shall be null, void and of no effect. This Agreement may not be changed in any way, except by an instrument in writing, signed by both parties.

14. REVIEWED BY COUNSEL: The Parties hereto acknowledge that they have had the opportunity to consult with counsel concerning this matter, that they have read and fully understand the terms of this Agreement or have had it analyzed by their counsel, with sufficient time and that they are fully aware of its contents and of its legal effect. Because the respective counsel for the Parties Hereto have participated in the drafting and revising of this Agreement, the Parties Hereto agree that this Agreement shall not be construed against either party on the grounds that such party drafted this Agreement. The Parties Hereto enter into this Agreement freely and voluntarily and with a full understanding of its terms.

15. CLOSING DATE: The closing shall occur on April 3, 1996 at 1:00 P.M. at the law offices of Christopher J. Gulotta, Esq. at: 270 Madison Avenue, Suite 1301, New York, NY 10016.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year above written.


AGREED AND ACCEPTED BY:                    AGREED AND ACCEPTED BY:

The Interactive Telephone Company          Phonetime, Inc.


By:   /s/ Joseph Pannullo                  By:  /s/ Samer Tawfik
    --------------------------                --------------------------
     Name:  Joseph Pannullo                    Name:  Samer Tawfik
     Title: President                          Title: President

                                              /s/ Samer Tawfik
                                              ---------------------------
/s/ Joseph Pannullo                           /s/ Thomas J. Hickey
----------------------------                  ---------------------------
Joseph Pannullo                               Thomas J. Hickey

                               [SCHEDULE B]

                                MUTUAL RELEASE


          This mutual release is made this 3 day of April, 1996 by and among Joseph Pannullo and Interactive Telephone Company ("ITC"), on the one side, and Samer Tawfik, Thomas Hickey and Phonetime, Inc. ("PTI"), on the other (collectively the "Parties Hereto").

          WHEREAS, ITC and PTI are entering into an agreement of even date herewith (the "Settlement Agreement") providing for a settlement of the all of the claims of each respective party against the other, which agreement, among other things, recognizes the concurrent execution and delivery by the Parties Hereto of this release.

          NOW THEREFORE, the Parties Hereto agree as follows:

          1. Mutual Release of Claims. The Parties Hereto on behalf of themselves, and their respective heirs, executors, officers, directors, employees, partners, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, partners, investors, shareholders, administrators, predecessor and successor corporations, and assigns, from, and agree not to sue concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date hereof, including, without limitation, any claims arising out of or based upon the business relationship or prior course of dealings among the Parties Hereto with respect to Phonetime, Inc.

          The Parties Hereto agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything contained herein to the contrary, this release does not extend to any of the following obligations:

          (a)     any obligations incurred hereunder or under the AGREEMENT;
and

          (b) any obligation to defend and/or indemnify ITC in connection with any claims against ITC brought by any Third Party Vendor, as the term is defined in the Agreement.

          2. Authority. The Parties Hereto represent and warrant that they have the authority to act on their own behalf or on behalf of any entity for which they are executing this instrument and to bind themselves and all who may claim through them to the terms and conditions hereof.

          3. No Representations. The Parties Hereto represent that they have had the opportunity to consult with attorneys, and have carefully read and understand the scope and effect of the provisions hereof. None of the

Parties Hereto has relied upon any representations or statements made by any party which are not specifically set forth herein or in the Agreement.

          4. Governing Law. This release shall be governed by the laws of the State of New York.

          5. Voluntary Execution. This release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties Hereto, with the full intent of releasing all claims. The Parties Hereto acknowledge that (a) they have read this release; (b) they have been represented in the preparation, negotiation, and execution of this release by legal counsel of their own choice; (c) they understand the terms and consequences of this instrument and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this release.

          IN WITNESS WHEREOF, the Parties Hereto have executed this release as of the date first written above.


The Interactive Telephone Company          Phonetime, Inc.


/s/ Joseph Pannullo                        /s/ Samer Tawfik
-------------------------                  -----------------------
By:                                        By:

                                             /s/ Samer Tawfik
                                             ---------------------------

/s/ Joseph Pannullo                          /s/ Thomas J. Hickey
----------------------------                 ---------------------------
Joseph Pannullo                               Thomas J. Hickey

             OPTION TO PURCHASE COMMON STOCK OF PHONETIME, INC.
             --------------------------------------------------

     Phonetime, Inc., a New York corporation (the "Company" or "PTI"), hereby grants to The Interactive Telephone Company, a Delaware corporation (together with its successors, assigns and designees, the "Holder" or "ITC"), an option to purchase from the Company, Five (5) shares of the Company's Common Stock, par value $--0-- per share (the "Common Stock"), or such other number of shares as the case may be, as more fully provided for in Section 4 hereof
(the "Shares"), or such other Securities referenced in Section 4, upon presentation and surrender of this Option with a written notice of the Holder of its intention to exercise this Option at any time from and after the Option Effective Date (as defined in Section 1 hereof) and on or before April 2nd, 2001, at the offices of the attorneys for the Company located at c/o Schupbach, Williams and Pavone, 401 Franklin Avenue, Suite 206, Garden City, NY 11530 (or at such other office as hereafter shall have been designated by the Company by notice pursuant hereto) and upon payment therefor of the purchase price (herein called the "Purchase Price") in lawful money of the United States of America of the greater of: (a) $0.25 per share; or (b) fifty percent (50 percent) of the Best Office Price (as defined in Section 2 hereof). In the case of a purchase of "Other Securities," the Purchase Price shall be equal to fifty percent (50 percent) of the price paid for such Other Securities by unrelated third parties.

     This Option is subject to the following terms and conditions:

     1. TIME OF EXERCISE: The purchase rights represented by this Option are exercisable at the option of the Holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock) on or after the Option Effective Date and on or before the Expiration Date, as that term is defined in Section 2 hereof. The term "Option Effective Date" as used herein shall mean the earliest of the date on which: (1) the Company consolidates with or merges with or into another corporation; (2) the shareholders of the Company sell or otherwise issue any stock options or warrants in the Company; (3) the Company sells all or substantially all of its assets to a third party; 94) the Company pledges, mortgages, or otherwise encumbers any or all of its assets in favor of a third party after the date hereof; or (5) the Company closes a private placement or public offering of its debt or equity securities. In the event of a consolidation or merger in which the Company is not the surviving entity, the Holder hereof shall thereafter receive, upon the exercise hereof, the securities or property to which a Holder of the number of shares of Common Stock then deliverable upon the exercise hereof would have been entitled upon such consolidation or merger, and the Company shall take whatever steps necessary in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Option.

     2. BEST OFFER PRICE: For purposes hereof, the term "Best Offer Price" shall mean the price paid for a share of Common Stock by an unrelated third party in the most recent sale or other transaction by the Company, of Common Stock, whether the price paid was in cash, cash equivalents or other consideration tendered by an unrelated third party.

     3. EXPIRATION DATE: The term "Expiration Date" shall mean the close of business on April 2nd, 2001, or if said date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

     4. ANTIDILUTION: The number of shares of Common Stock covered by this Option on the date hereof represent five percent (5 percent) of the fully diluted shares of Common Stock currently issued and outstanding, taking into consideration both all issued and outstanding shares as well as all shares which are issuable upon the exercise of any outstanding options, warrants or other rights issued by the Company, as well as, upon the conversion of any debt, preferred or other securities (collectively, "Fully Diluted Shares").
If at any time or from time to time the Company shall by issuance, subdivision, consolidation or reclassification of shares, or otherwise change as a whole the outstanding shares of its Common Stock into a different number of class of shares, the number and class of shares as so changed shall replace the shares to which this Option is applicable immediately prior to such change, and the number of shares purchasable under this Option shall be increased or decreased as the case may be so that at all times this Option shall cover five percent (5 percent) of the Fully Diluted Shares of the Company. Similarly, if at any time the Company shall issue any securities other than Common Stock which represent an equity interest in the Company or may be converted into any equity interest in the Company ("Other Securities"), this Option shall be deemed to cover five percent (5 percent) of the issued and outstanding amount of such Other Securities. Irrespective of any adjustments or change in the Options theretofore and thereafter issued in replacement or substitution hereof, Holder may continue to express the Purchase Price per share and the number of shares purchasable which were expressed upon the Options when initially issued.

     5. RESERVATION OF SHARES: The Company shall reserve and keep available a sufficient number of shares of Common Stock (or, as the case may be, Other Securities) to satisfy the requirements of this Option. The Company will take all such action as may be necessary to insure that all shares of capital stock issued upon exercise of the Option will be duly and validly authorized and issued and fully paid and non-assessable.

     6. EXCHANGE OF OPTIONS: This Option is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Options of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Options to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender.

     7. REPLACEMENT OF OPTIONS: Upon receipt by the Company of evidence reasonable satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option, if mutilated, the Company will make and deliver a new Option of like tenor, in lieu of this Option.

     8. REPURCHASE BY THE COMPANY: Provided the Company has not defaulted with all of the terms and conditions of the Related Agreements, and has not received notice from ITC, in writing, alleging a default as that term is defined in the Settlement Agreement, the Company shall have the right at its sole discretion, to repurchase this Option from the Holder hereof by paying the Holder hereof ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), if paid prior to the twelve (12) month anniversary hereof; or TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), if paid after the twelve (12) month anniversary hereof, payable by wire transfer or cashier's check to the Holder in accordance with written instructions delivered by the Holder to the Company. Further, with all of the terms and conditions of the Related Agreements, the Company may exercise this right to repurchase at any time prior to the Option Effective Date as defined in Section 1 hereof.

     9. REPRESENTATIONS BY THE COMPANY: The Company represents, knowing that it has induced the Holder based, inter alia hereon, that: (i) the Company's Certificate of Incorporation ("Certificate"), authorizes the issuance of 200 shares of common stock, par value: $--0-- per share, with no other classes of stock authorized; (ii) the Company will not amend, change or modify its Certificate to change or alter the number of authorized shares or class of stock, without notifying Holder as set forth herein; (iii) the Company shall notify Holder within twenty-four (24) hours of any event that triggers the Option Effective Date, as defined in Section 1 hereof; (iv) that Thomas J. Hickey and Samer Tawfik are the sole shareholders of all of the issued shares of the Company and that, with the exception of the rights granted under this Agreement, there are no outstanding rights, options, warrants or other interests convertable directly or indirectly into the equity of the Company.

     10. NOTICES: All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered, via certified mail, return receipt requested:

          If to the Holder:
          ----------------
          The Interactive Telephone Company
          25 Main Street, Hackensack, NJ  07601;
          and to
          ------
          Christopher J. Gulotta, Esq.
          81 Pondfield Road, Bronxville, NY  10708
          or: at such other address as may have been furnished to the Company in writing by the Holder.

          If to the Company:
          -----------------
          Phonetime, Inc.
          30-60 Whitestone Expressway
          Flushing, NY  11354
          and to
          ------
          Paul Williams, Esq.
          Schupbach, Williams and Pavone
          401 Franklin Avenue, Suite 206
          Garden City, NY  11560
          or: at such other address as may have been furnished to the Holder in writing by the Company.

     11. SUCCESSORS AND ASSIGNS: This Option shall be binding upon any successors or assigns of the Company.

     12. GOVERNING LAW: This Option shall be construed in accordance with and governed by the laws of the State of New York.

     13. INJUNCTIVE RELIEF: Because of the nature of the damages which the Parties Hereto would suffer as result of any breaches of this Agreement, the Parties hereto may seek injunctive relief before a court of competent jurisdiction to achieve all applicable equitable relief.

     IN WITNESS WHEREOF, the parties hereto have caused this Option to be duly executed as of the date set forth below.

PHONETIME, INC.                    THE INTERACTIVE TELEPHONE COMPANY

By: /s/ Samer Tawfik               By:  /s/ Joseph Pannullo
   --------------------               -------------------------
Name: Sam Tawfik                   Name:    J. Pannullo
Title:President                    Title:   President
Date: 4/3/96                       Date:    4/3/96
Witness: /s/ [illegible]           Witness: /s/ [illegible]
Name: [illegible]                  Name:    [illegible]

                                SCHEDULE D

                              ESCROW AGREEMENT

          As further security for PTI's performance under the Indemnity Agreement of even date herewith, and, in particular, with respect to the payment and stipulation of the indebtedness to LCI, PTI has paid the sum of $50,000.00 to Schupbach, Williams and Pavone LLP, receipt of which is hereby acknowledges by the Escrow Agent. This sum shall beheld in escrow by Escrow Agent pending the final payment and satisfaction of the amounts due to LCI arising out of ITC's dealings on behalf of PTI during the period
September 15, 1995 through and including November, 1995, by way of the four
(4) "800" numbers and four (4) "TIs". The parties agree that this sum may be released and paid over by Escrow Agent to LCI as part of the consideration for any such payment and satisfaction. Escrow Agent agrees to provide to ITC or its counsel written notice of any such payment. The parties further consent to retention of funds in an interest bearing segregated bank account in the name of Escrow Agent pending such payment and satisfaction. Upon final settlement of the LCI indebtedness, any escrow balance remaining shall be released to PTI.

          The parties acknowledge that Escrow Agent is acting solely as a stake Holder at their request and for their convenience and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this agreement or involving gross negligence on the part of the Escrow Agent. PTI and ITC jointly and severally agree to defend, indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or in willful disregard of this contract or involving gross negligence on the part of the Escrow Agent.

          Escrow Agent or any member of its firm shall be permitted to act as counsel for PTI in any dispute as to the disbursement of the escrow funds or any other dispute between the parties, whether or not Escrow Agent is in possession of the escrow funds and continues to act as Escrow Agent.

                              PHONETIME, INC.

                              By: /s Samer Tawfik
                                 ------------------------------


                              THE INTERACTIVE TELEPHONE COMPANY

                              By: /s/ Joseph Pannullo
                                 ------------------------------

SCHUPBACK, WILLIAMS and PAVONE LLP, Escrow Agent

By:   /s/Shupback, Williams and Pavone
   -----------------------------------